Exhibit 31.3

CERTIFICATION

I, Faheem Hasnain, President and Chief Executive Officer of Facet Biotech Corporation, certify that:

1. I have reviewed this Amendment No. 1 to the Quarterly Report on Form 10-Q/A of Facet Biotech Corporation; and

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Dated: April 15, 2010

/s/ Faheem Hasnain
Faheem Hasnain
President and Chief Executive Officer
(Principal Executive Officer)